CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of The Aegis Value Fund, Inc. and to the use of our report dated October 24, 2013 on the Aegis Value Fund, Inc.’s financial statements and financial highlights. Such financial statements and financial highlights appear in the August 31, 2013 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
December 30, 2013